UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2021

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	MCADU	The Nasdaq Stock Market LLC
Common Stock	MCAD	The Nasdaq Stock Market LLC
Rights	MCADR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Reports.

On May 24, 2021, Mountain Crest Acquisition Corp. II. (the “Company”) was advised by the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”), that the Company’s unaudited financial statements for the quarter ended March 31, 2021 (the “Q1 Financial Statements”), contained in the Company’s Quarterly Reports on Form 10-Q for that period, filed with the Securities and Exchange Commission (“SEC”) on May 24, 2021 (the “Q1Report”), should not be relied upon because the Q1 Report filing was made before Marcum had completed its review of the Q1 Report.

The Company expects to file an Amendment No.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which will include first quarter financial statements reviewed by Marcum, as soon as practicable after the Current Report on Form 8-K is filed.

The executive officers of the Company discussed the matters disclosed in this Item 4.02 with Marcum. The Company also provided a copy of the foregoing Item 4.02 disclosures to Marcum and requested that Marcum furnish it with a letter addressed to the SEC stating whether Marcum agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Marcum’s response letter is filed as Exhibit 16.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2021

MOUNTAIN CREST ACQUISITION CORP. II

By:	/s/ Dong Liu
Name:	Dong Liu
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Marcum LLP Response Letter